UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2015

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Callan Road San Diego, California	92121
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (858) 458-0900
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 29, 2015, the Board of Directors (the "Board") of Cytori Therapeutics, Inc. (the "Company") adopted the Cytori Therapeutics, Inc. 2015 New Employee Incentive Plan (the "Incentive Plan"). The Incentive Plan provides for the grant of equity-based awards in the form of stock options, stock appreciation rights, restricted stock and stock units, performance shares and units, and other stock-based awards. The Incentive Plan was adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the NASDAQ Listing Rules.
The Board has reserved 1,000,000 shares of the Company's common stock for issuance pursuant to awards granted under the Incentive Plan, and the Incentive Plan will be administered by the Compensation Committee of the Board. In accordance with Rule 5635(c)(4) of the NASDAQ Listing Rules, awards under the Incentive Plan may only be made to an employee who has not previously been an employee or member of the Board or any parent or subsidiary, or following a bona fide period of non-employment by the Company or a parent or subsidiary, if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary.
A complete copy of the Incentive Plan is filed herewith as Exhibit 10.1 and incorporated herein by reference. The above description of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Item 9.01                          Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Cytori Therapeutics, Inc. 2015 New Employee Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

January 4, 2016	By:	/s/ Jeremy Hayden
Name: Jeremy Hayden
Title: General Counsel and VP of Business Development

Exhibit Index

Exhibit No.	Description

10.1	Cytori Therapeutics, Inc. 2015 New Employee Incentive Plan.